Exhibit 99.3

Operating leverage improvement - Savings program update

Cost Savings Program Overview

- Exela engaged a global professional consultancy firm to conduct a detailed assessment of the cost savings program
- Completed initiatives (~58% of total cost savings program) represent $243.6 million of run rate savings across Headcount ($152.5 million), Vendor ($76.4 million), and Lease ($14.7 million) savings initiatives
- In-progress initiatives (~42% of total cost savings program) represent $174.2M of run rate savings across Headcount ($136.1 million), Vendor ($13.0 million), and Lease ($25.0 million)
- Largest driver of savings is headcount reductions from process standardization, automation and right sizing efforts

Quarterly Run Rate Value - $M (2019-2021)[1]



$22
$15
$21
$17
$18
$13
$17
$5
$39
$37
$31
$30
$28
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Complete
In-Progress

Recently Executed Savings Overview

($ in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021E
Cash Realization	$9.6	$9.8	$8.8	$9.8	$38.0

Savings include Headcount reduction, equipment consolidation and consolidation of 5 facilities

(1) Note: $51 million of Optimization & Restructuring expenses in the Adj. EBITDA for the LTM period ending 9.30.2020 are part of the in-progress initiatives and are expected to roll off by Q4 2021.
$10mm of the program's In-Progress initiatives are expected to be achieved after Q4 2021.
This Presentation contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements are not guarantees of future performance and undue reliance should not be placed on them. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change except as required by applicable securities laws.

© 2020 EXELA TECHNOLOGIES, INC
PROPRIETARY & CONFIDENTIAL 1